                          Exhibit 11.1 - STATEMENT RE:
                        COMPUTATION OF PER SHARE EARNINGS

(In Thousands, except per share data)          Three Months Ended         Six Months Ended
                                               ------------------         ----------------
                                                  September 30,             September 30,
                                                  -------------             -------------
                                                1995        1994          1995        1994
                                                ----        ----          ----        ----

Primary
  Average shares outstanding ..............     14,489     14,023         14,357      13,856
  Conversion of preferred stock ...........      2,558       --            2,558        --
  Net Effect of dilutive common stock
  equivalents (2) (3) .....................      5,382       --            5,357        --
                                              --------   --------       --------    --------
  Total ...................................     22,429     14,023         22,272      13,856
                                              ========   ========       ========    ========

  Net income (loss) .......................   $  3,145   $ (2,092)      $  5,747    $ (1,621)
  Adjustments to net income:
     Reduction of interest expenses (net of
     tax) related to retired debt .........        196       --              397        --
     Increase in interest income (net of
     tax) from investment of excess
     proceeds in short-term paper .........         35       --               93        --
                                              --------   --------       --------    --------
  Adjusted net income (loss)...............   $  3,376   $ (2,092)      $  6,237    $ (1,621)
                                              ========   ========       ========    ========

  Per share earnings:
  Net earnings (loss) .....................   $    .15   $   (.15)      $    .28    $   (.12)
                                              ========   ========       ========    ========

Fully Diluted
  Average shares outstanding ..............     14,489    14,023          14,357      13,856
  Conversion of preferred stock ...........      2,558       --            2,558        --
  Net Effect of dilutive common stock
  equivalents (2) (4) .....................      5,382       --            5,382        --
                                              --------   --------       --------    --------
  Total ...................................     22,429     14,023         22,297      13,856
                                              ========   ========       ========    ========

  Net income (loss) .......................   $  3,145   $ (2,092)      $  5,747    $ (1,621)
  Adjustments to net income:
     Reduction of interest expenses (net of
     tax) related to retired debt .........         86       --              172        --
     Increase in interest income (net of
     tax) from investment of excess
     proceeds in short-term paper .........       --         --             --          --
                                              --------   --------       --------    --------
  Adjusted net income (loss)...............   $  3,231   $ (2,092)      $  5,919    $ (1,621)
                                              ========   ========       ========    ========

  Per share earnings:
  Net earnings (loss) .....................   $    .14   $   (.15)(1)   $    .27    $   (.12)(1)
                                              ========   ========       ========    ========



(1) This calculation is submitted in accordance with the requirements of Regulation S-K although not required by APB opinion No. 15 because it results in dilution of less than 3%.

(2) Common stock equivalents include the effect of the exercise of stock options and warrants.

(3) For the three and six months ended September 30, 1995, based on common stock equivalents using the if converted method. For the three and six months ended September 30, 1994, based on the treasury stock method using average market price.

(4) For the three and six months ended September 30, 1995, based on common stock equivalents using the if converted method. For the three and six months ended September 30, 1994, based on the treasury stock method using the period-end market price, if higher than the average market price.